SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 3)

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12 (g) of The
Securities Exchange Act of 1934

Zonagen, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	76-0233274 (I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-1 The Woodlands, Texas (Address of principal executive office)	77380 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Rights to purchase Series One Junior Participating Preferred Stock	Pacific Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.:  ☒

Securities Act registration statement file number to which this form relates: not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Rights to purchase Series One Junior Participating Preferred Stock	Nasdaq SmallCap Market

EXPLANATORY NOTE

This Amendment No. 3 on Form 8-A/A amends the Company’s Registration Statement on Form 8-A (as amended, the “Form 8-A”) filed with the Securities and Exchange Commission (the “Commission”) on September 3, 1999, as amended by Amendment No. 1 on Form 8-A/A filed with the Commission on September 11, 2002 and by Amendment No. 2 on Form 8-A/A filed with the Commission on October 31, 2002, all of which relate to the registration of the Company’s Rights (the “Rights”) to purchase Series One Junior Participating Preferred Stock attached to the Company’s common stock pursuant to the Company’s Rights Agreement between the Company and Computershare Trust Company, Inc., as Rights Agent (the “Rights Agent”), dated as of September 1, 1999, as amended by the First Amendment to Rights Agreement by and among the Company, the Company’s previous rights agent and the Rights Agent dated as of September 6, 2002 and by the Second Amendment to Rights Agreement between the Company and the Rights Agent dated as of October 30, 2002 (as amended, the “Rights Agreement”).

Item 1.   Description of Registrant’s Securities to be Registered

     Item 1 of the Company’s Form 8-A is hereby amended as follows:

     First, the entire description of the transaction with Lavipharm Corporation and the related amendments to the Rights Agreement as a result of such transaction included in Amendment No. 2 to the Form 8-A is hereby deleted in its entirety. The Third Amendment (as defined below) deletes all provisions excluding Lavipharm Corporation and its affiliates from the provisions of the Rights Agreement that were included in the Second Amendment to Rights Agreement.

     Second, the Company has extended the expiration date of the Rights Agreement for five years from the date in the First Amendment to Rights Agreement to September 13, 2010.

     The Third Amendment to Rights Agreement (the “Third Amendment”) dated as of June 30, 2005 between the Company and the Rights Agent is incorporated herein by reference, and the foregoing description of the Third Amendment is qualified in its entirety by reference to the Third Amendment.

Item 2. Exhibits

     The following exhibits to this Amendment No. 3 to Registration Statement on Form 8-A/A, which constitute all constituent instruments defining the rights of the holders of the Common Stock of Zonagen, Inc. (the “Company”), including any contracts or other documents which limit or qualify the rights of such holders, are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Commission.

3.1(a)†	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form SB-2 (No. 33-57728-FW), as amended).

3.1(b)†	Certificate of Designation of Series One Junior Participating Preferred Stock dated September 2, 1999 (incorporated by reference to Exhibit A to Exhibit 4.1 to the Form 8-A).

3.2†	Restated Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form SB-2 (No. 33-57728-FW), as amended).

4.1†	Rights Agreement dated September 1, 1999 between the Company and Computershare Trust Company, Inc. (“Computershare”) (as successor in interest to Harris Trust and Savings Bank (“Harris Trust”)), as Rights Agent (incorporated by reference to Exhibit 4.1 to the Form 8-A).

4.2†	Form of Rights Certificate (incorporated by reference to Exhibit B to Exhibit 4.1 to the Form 8-A).

4.3†	First Amendment to Rights Agreement, dated as of September 6, 2002, between the Company, Harris Trust and Computershare (incorporated by reference to Exhibit 4.3 to Amendment No. 1 on Form 8-A/A as filed with the Commission on September 11, 2002).

4.4†	Second Amendment to Rights Agreement, dated as of October 30, 2002, between the Company and Computershare (incorporated by reference to Exhibit 4.4 to Amendment No. 2 on Form 8-A/A as filed with the Commission on October 31, 2002).
4.5†	Third Amendment to Rights Agreement, dated as of June 30, 2005, between the Company and Computershare (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K as filed with the Commission on June 29, 2005).

†   Incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form 8-A/A to be signed on its behalf by the undersigned, thereunto duly authorized.

ZONAGEN, INC.
Dated: June 30, 2005	By:	/s/ Louis Ploth, Jr.
Louis Ploth, Jr.
Vice President, Business Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

3.1(a)†	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form SB-2 (No. 33-57728-FW), as amended).

3.1(b)†	Certificate of Designation of Series One Junior Participating Preferred Stock dated September 2, 1999 (incorporated by reference to Exhibit A to Exhibit 4.1 to the Form 8-A).

3.2†	Restated Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form SB-2 (No. 33-57728-FW), as amended).

4.1†	Rights Agreement dated September 1, 1999 between the Company and Computershare Trust Company, Inc. (“Computershare”) (as successor in interest to Harris Trust and Savings Bank (“Harris Trust”)), as Rights Agent (incorporated by reference to Exhibit 4.1 to the Form 8-A).

4.2†	Form of Rights Certificate (incorporated by reference to Exhibit B to Exhibit 4.1 to the Form 8-A).

4.3†	First Amendment to Rights Agreement, dated as of September 6, 2002, between the Company, Harris Trust and Computershare (incorporated by reference to Exhibit 4.3 to Amendment No. 1 on Form 8-A/A as filed with the Commission on September 11, 2002).

4.4†	Second Amendment to Rights Agreement, dated as of October 30, 2002, between the Company and Computershare (incorporated by reference to Exhibit 4.4 to Amendment No. 2 on Form 8-A/A as filed with the Commission on October 31, 2002).

4.5†	Third Amendment to Rights Agreement, dated as of June 30, 2005, between the Company and Computershare (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K as filed with the Commission on June 29, 2005).

†   Incorporated herein by reference.